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McDONALD & COMPANY                                          Exhibit 7.2
 SECURITIES, INC.
                                        SIGN REVERSE SIDE AND RETURN

          25632860

     Richard M. Osborne Trustee
     Richard M. Osborne Trust
     dtd 1-13-95                             MARGIN AGREEMENT
     7001 Center Street
     Mentor OH  44060

TO McDONALD & COMPANY SECURITIES, INC.

In consideration of your accepting one or more accounts of the undersigned and your agreeing to act as brokers or dealers for the undersigned in the purchase or sale of securities, the undersigned agrees with respect to all accounts that I have or may have with you, whether individual, joint, or as guarantor.

I am of full age and represent that I am not an employee of any Exchange or of a Member Firm of any Exchange or the NASD or of a bank, trust company or insurance company. If I am or become an employee of any of the above, I will promptly notify you and understand prior approval from my employer is necessary to maintain my account with you.

Any transaction hereunder shall be subject to the laws of the State of Ohio, and to the constitution, rules, regulations, customs, and usages of the exchange or market (and its clearing house, if any) where executed.

Debit balances, including all advances and expenditures in your opinion necessary or advisable in respect of transactions hereunder, shall be payable on demand and shall bear interest in accordance with your usual custom, together with any extra rates caused by credit conditions and other charges to cover your credit and other services.

You are to hold as security for payment of all liabilities to you however arising, all cash, credits, securities or other property now or hereafter held or carried by you in all accounts of the undersigned, with the right on your part, in your discretion and without notice, to transfer any thereof interchangeably among any such accounts. I will maintain such margins by depositing additional security or otherwise as you may in your discretion require from time to time, and will pay on demand any debit balance owing with respect to my accounts. You shall have the right at any time, without notice, to apply any such cash or credits to payment of any debit balances or other obligation of the undersigned. Whenever in your discretion you deem it necessary for your protection, you may sell any such securities or other property, buy in any thereof of which any account of the undersigned may be short, or cancel or close out any outstanding order or contract, all without demand for additional security or payment, notice or advertisement. Any such transaction may be made in your discretion on any exchange or market or by public or private transaction and on any credit of delivery terms, and, other than in private transaction, you may participate therein as the other party for your own account, free from any right of exemption. In any event, the undersigned shall remain liable for any deficiency.
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You may at any time, without notice, pledge or repledge any such securities or other property, separately or with other property, for any amount due you from the undersigned or any greater amount, without retaining in your possession or control a like amount of similar or other property.

You are authorized to transfer into your name or that of any depository or its nominee any securities now or thereafter held by you in any accounts of the undersigned, to deposit any securities held in such accounts in any stock clearing corporation or depository and to hold under your system of bulk segregation of customer's securities and securities held in such accounts classified as free or excess margin securities under the rules and regulations of the New York Stock Exchange.

Reports of the execution of orders and statements of my account shall be conclusive if not objected to in writing within five days and ten days respectively, after transmitted to me by mail or otherwise.

All sell orders shall be designated as "long" or "short" and designation of a sell order as "long" shall constitute a certification that the undersigned owns the security and, if the security is not in your possession, it will be forwarded to you promptly.

Any communications, whether by mail, telegraph, telephone, messenger or otherwise, sent to the undersigned at the address given to you from time to time shall, upon dispatch, constitute personal delivery to me. Notice given hereunder shall not operate as a waiver of any of your rights hereunder or obligate you to proceed only in conformity therewith.

No provision hereof may be waived or modified except by a writing signed by one of your duly authorized partners or employees.

This agreement shall remain in force until delivery of written revocation thereof by the undersigned to you, or vice versa; if revoked, it shall continue effective as to prior transactions, and shall inure to the benefit of your successors and assigns.

If any provision hereof is, or at any time should become inconsistent with any present or future law, rule or regulation of any securities exchange or of any sovereign government or a regulatory body or any judicial determination by any court of law or entity having jurisdiction over the subject matter of this agreement, said provision shall be deemed to be superseded or modified to conform to such law, rule, regulation or determination, but in all other respects this agreement shall continue and remain in full force and effect.

Any securities in any of your accounts are collateral for any debit balance in your accounts with us. A lien is created by these debits to secure the amount owed to McDonald & Company Securities, Inc. This means that in accordance with the terms of the margin and lending customer's agreement, securities in your account can be sold to reduce or liquidate entirely any debit balance in your account.

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The undersigned has received a copy of the Arbitration Agreement (enclosed).
The undersigned also has receive a copy of the Truth in Lending Disclosure Statement as required by SEC Rule 10b(16).



Date:

X /s/Richard M. Osborne


X

X

                                LENDING AGREEMENT

McDONALD & COMPANY SECURITIES, INC.

The undersigned authorizes you, or any successor to your firm, to lend to yourself as broker, or to other, any securities now or hereafter carried on margin by you for the account of, or under the control of, the undersigned.

This authorization shall remain in force until delivery of written revocation thereof by the undersigned to you and thereafter with respect to any prior transactions and shall inure to the benefit of your successors and assigns.


Date:

X /s/Richard M. Osborne


X

X

Please sign and date this form in each of the two places provided above. In the case of joint accounts, both tenants should sign in both signature spaces.